Filed pursuant to Rule 433(d)
Registration Statement No. 333-130961

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Soundview Home Loan Trust 2006-WF2

$1,233,267,000 (Approximate)

Financial Asset Securities Corp.
Depositor

Wells Fargo Bank, N.A.
Originator and Servicer

Greenwich Capital Markets, Inc.
Sole Underwriter

RBS Greenwich Capital Contacts:

Mortgage Finance	Phone	E-mail Address
Ara Balabanian	(203) 618-2435	ara.balabanian@gcm.com
Andrew Jewett	(203) 618-2473	andrew.jewett@gcm.com

Trading	Phone	E-mail Address
Ron Weibye	(203) 625-6160	weibyer@gcm.com
Bob Pucel	(203) 625-6160	pucelr@gcm.com
Mark Bower	(203) 625-6160	bowerm@gcm.com

Rating Agency Contacts:

Standard & Poor’s	Phone	E-mail Address
Todd Niemy	(212) 438-2429	todd_niemy@sandp.com
Sudir Sharma	(212) 438-3047	sudhir_sharma@sandp.com

Moody’s Investors Service	Phone	E-mail Address
Nestor Macias	(212) 553-1456	nestor.macias@moodys.com

Fitch Ratings	Phone	E-mail Address
Vanessa Purwin	(212) 908-0269	Vanessa.Purwin@fitchratings.com

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet  Date Prepared: December 7, 2006

Soundview Home Loan Trust 2006-WF2
Asset Backed Certificates, Series 2006-WF2
$1,233,267,000 (Approximate)

Soundview Home Loan Trust 2006-WF2

	Principal	WAL (Years)	Payment Window	Expected Rating	Assumed Final	Certificate
Class(1,2,3)	Amount ($)	Call/Mat	(Mths) Call/Mat CallWindow(3)*	S&P/Moody’s/Fitch	Distribution Date	Type
A-1	$100,000,000	Not offered herein		AAA/Aaa/AAA	December 2036	Floating Rate Senior
A-2A	$456,989,000	1.00 / 1.00	1-21 / 1-21	AAA/Aaa/AAA	December 2036	Floating Rate Sequential Senior
A-2B	$179,133,000	2.00 / 2.00	21-27 / 21-27	AAA/Aaa/AAA	December 2036	Floating Rate Sequential Senior
A-2C	$146,657,000	3.03 / 3.03	27-72 / 27-72	AAA/Aaa/AAA	December 2036	Floating Rate Sequential Senior
A-2D	$55,769,000	6.09 / 8.60	72-73 / 72-174	AAA/Aaa/AAA	December 2036	Floating Rate Sequential Senior
M-1	$60,082,000	3.92 / 3.92	43-51 / 43-51	AA+/Aa1/AA+	December 2036	Floating Rate Sequential Subordinate
M-2	$52,493,000	4.71 / 4.71	51-62 / 51-62	AA/Aa2/AA	December 2036	Floating Rate Sequential Subordinate
M-3	$51,228,000	5.88 / 7.40	62-73 / 62-151	NR/Aa3/AA-	December 2036	Floating Rate Sequential Subordinate
M-4	$44,271,000	4.38 / 4.80	41-73 / 41-127	NR/A1/A+	December 2036	Floating Rate Subordinate
M-5	$22,136,000	4.32 / 4.71	40-73 / 40-116	NR /A2/A	December 2036	Floating Rate Subordinate
M-6	$20,871,000	4.29 / 4.63	39-73 / 39-109	NR /A3/A-	December 2036	Floating Rate Subordinate
M-7	$18,973,000	4.27 / 4.55	38-73 / 38-101	NR/Baa1/BBB+	December 2036	Floating Rate Subordinate
M-8	$12,016,000	4.25 / 4.45	38-73 / 38-92	NR/Baa2/BBB	December 2036	Floating Rate Subordinate
M-9	$12,649,000	4.24 / 4.33	37-73 / 37-84	NR/Baa3/BBB-	December 2036	Floating Rate Subordinate
Total:	$1,233,267,000

(1)
The Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are backed by the cash flows from the Mortgage Loans(as described herein). The principal balance of each class of Certificates (as defined herein) is subject to a 10% variance.

(2)
The Offered Certificates are priced to call. The margin on the Class A-1,Class A-2A Class A-2B, Class A-2C and Class A-2D Certificates will double and the margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will increase by 1.5x on the first Distribution Date after the clean-up call date.

(3)	See “Pricing Prepayment Speed” herein.

Depositor: Financial Asset Securities Corp.

Originator and
Servicer:	Wells Fargo Bank, N.A.

Credit Risk Manager:             Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company.

Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Trustee and
Custodian:                                Deutsche Bank National Trust Company.

Interest Rate Swap
Provider:	[TBD]

Interest Rate Cap
Provider:	[TBD]

Basis Risk Cap
Provider:	[TBD]

Certificates:
The Class A-1 Certificates (the “A-1 Certificates”), the Class A-2A, Class A-2B, Class A-2C and Class A-2D (the “A-2 Certificates”), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (the “Subordinate Certificates). The A-1 Certificate together with the A-2 Certificates are referred to herein as (the “Senior Certificates”). The Subordinate Certificates together with the Senior Certificates are referred to herein as the “Certificates” or “Offered Certificates”.

The Trust will also issue the Class C, Class P, Class R and Class R-X Certificates, none of which will be publicly offered.

Federal Tax Status:	The Offered Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC, and only upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	For each Mortgage Loan, the close of business on December 1, 2006.

Expected Pricing Date:           On or about December [12], 2006.

Expected Closing Date:          On or about December [21], 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in January 2007.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:         The interest accrual period for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:
Prior to the termination of the Interest Rate Swap Agreement, the Class A Certificates may be purchased by ERISA plans which meet the requirements of an investor-based class exemption: The Class A Certificates are expected to be ERISA eligible subsequent to termination of the Interest Rate Swap Agreement, provided that certain conditions are satisfied (as described in the prospectus supplement). The Subordinate Certificates may be purchased by certain insurance company general accounts.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The terms of the transaction allow for a clean-up call (the “Clean-up Call”) of the Mortgage Loans and the retirement of the Certificates which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Denomination:	$25,000 minimum and multiples of $1 in excess thereafter provided that the Certificates must be purchased in minimum total investments of $100,000.

Pricing Prepayment Speed:	The Certificates will be priced based on the following collateral prepayment assumption:

                                                    ARM Loans:  100% PPC  (100% PPC: 2.0% - 30.0% over 12 months, 30 % until month 23, 60% for 4 months then 35% thereafter)

FRM Loans: 100% PPC (100% PPC: 4.6% - 23.0% over 12 months)
2nd Lien Loans: 100% PPC (100% PPC: 10.0% - 40.0% over 12 months)

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the mortgage loans described herein was approximately $1,264,889,622 consisting primarily of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming and non-conforming mortgage loans (the “Mortgage Loans”). See attached collateral descriptions for more information.

On or prior to the Closing Date, certain Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

It is expected that no more than [1.00]% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date may be 30-59 days delinquent.

Adjusted Net Mortgage
Rate:                                          The “Adjusted Net Mortgage Rate” for any Mortgage Loan will be equal to the mortgage rate for such Mortgage Loan less the sum of (i) the servicing fee rate, (ii) the trustee fee rate and (iii) the credit risk management fee rate.

Adjusted Net Maximum
Mortgage Rate:                       The “Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan will be equal to the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of (i) the servicing fee rate, (ii) the trustee fee rate and (iii) the credit risk management fee rate.

Pass-Through Rate:                The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:                          The “Formula Rate” on each Class of Certificates will be equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) the Maximum Cap.

Maximum Cap:                        The “Maximum Cap” for any Distribution Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Adjusted Net Maximum Mortgage Rates for the Mortgage Loans minus the Swap Expense Fee Rate, plus an amount, expressed as a per annum rate, equal to the product of (x) a fraction the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Principal Balance of the related Mortgage Loans and (y) 12.

Net WAC Rate:                         The “Net WAC Rate” is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rate for the Mortgage Loans minus the Swap Expense Fee Rate.

Swap Expense Fee
Rate:                                          The "Swap Expense Fee Rate" for any Distribution Date is an amount, expressed as a per annum rate, equal to the sum of (a) the product of (i) the Net Swap Payment made to the Swap Provider divided by the aggregate Principal Balance of the Mortgage Loans and (ii) 12 and (b) the product of (i) any Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) made to the Swap Provider divided by (x) for purposes of calculating the Net WAC Rate for any Distribution Date and the Offered Certificates, the aggregate Certificate Principal Balance of the Offered Certificates immediately prior to such Distribution Date and (y) for purposes of calculating the Maximum Cap Rate for any Distribution Date, the aggregate outstanding Principal Balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs.

Net WAC Rate
Carryover Amount:                If on any Distribution Date the Pass-Through Rate for any Class of Certificates is limited by the Net WAC Rate, the “Net WAC Rate Carryover Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Mortgage Insurance
Policies:
Approximately 3.77 % of the Mortgage Loans are covered by a borrower paid mortgage insurance policy issued by other mortgage insurance providers. Approximately 92.04% of the Mortgage Loans have an original combined loan-to-value ratio in excess of 60% and are not insured. Additionally, approximately 4.19% of the Mortgage Loans have an original combined loan-to-value ratio less than or equal to 60% and are not insured.

Claim payments, if any, under a mortgage insurance policy will be made to the Servicer, deposited in the collection account and treated in the same manner as a prepayment of the related mortgage loan.

Interest Rate Swap
Agreement:                               On the Closing Date, the Trustee (as supplemental interest trust trustee) will enter into the “Interest Rate Swap Agreement” with notional amounts as shown in the Swap Schedule herein Under the Interest Rate Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in December 2007 and ending with the Distribution Date in December 2011 the Trust, shall be obligated to pay to the Swap Provider a fixed amount for that Distribution Date, equal to the product of (x) a fixed rate equal to 5.250% per annum, (y) the notional amount as set forth in the Interest Swap Agreement Schedule attached herein for that Distribution Date, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Trust a floating amount for that Distribution Date, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement), (y) the notional amount as set forth in the Interest Swap Agreement Schedule attached herein for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) pursuant to the Pooling Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Interest Rate Swap Agreement , the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. If a swap termination is paid, and if it is not used to get a successor swap provider, the net swap payment that would normally be paid to the trust will be distributed to a reserve account available for the same shortfalls the swap would cover through the waterfall above, until the expiration of the original swap term or a successor swap provider is assigned. In the event that the Trust is required to make a Swap Termination Payment, only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider, payments generally will be paid prior to distributions to Certificateholders. The Interest Rate Swap Agreement will terminate following the Distribution Date in December 2011.

Interest Rate Cap
Agreement:                               On the Closing Date, the Trustee (as cap trustee) will enter into the “Interest Rate Cap Agreement” to make payments based upon the priority of cashflows described within the Interest Rate Cap Account herein. On each Distribution Date, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 9.000% over (ii) the strike price for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates and (b) the notional balance for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Interest Rate Cap Agreement will terminate following the Distribution Date in December 2011.

Basis Risk Cap Agreement:   On the Closing Date, the Trustee on behalf of the trust will enter into the “Basis Risk Cap Agreement” to make payments in respect of any Net WAC Rate Carryover Amounts on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.500% over (ii) the strike price for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates and (b) the lesser of (x) the notional balance for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein and (y) the aggregate balance of the Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Basis Risk Cap Agreement will terminate following the Distribution Date in November 2007.

Credit Enhancement:              Consists of the following:

1) Excess Cashflow (includes payments owed by the trust from the Interest Rate Swap Agreement and Interest Rate Cap Agreements, if any);

2) Overcollateralization Amount; and

3) Subordination.

Credit Support:
Class	Rating (S/M/F)	Initial Credit Enhancement	Target Credit Enhancement On or After Stepdown Date
Senior	AAA/Aaa/AAA	25.80%	51.60%
M-1	AA+/Aa1/AA+	21.05%	42.10%
M-2	AA/Aa2/AA	16.90%	33.80%
M-3	NR/Aa3/AA-	12.85%	25.70%
M-4	NR/A1/A+	9.35%	18.70%
M-5	NR /A2/A	7.60%	15.20%
M-6	NR /A3/A-	5.95%	11.90%
M-7	NR/Baa1/BBB+	4.45%	8.90%
M-8	NR/Baa2/BBB	3.50%	7.00%
M-9	NR/Baa3/BBB-	2.50%	5.00%

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Subordination:                         If the Excess Cashflow and overcollateralization, any amounts paid under the Interest Rate Swap Agreement and any amounts paid under the Interest Rate Cap Agreement are insufficient to cover Realized Losses, the certificate principal balances of the Subordinate Certificates will be reduced by such Realized Losses in reverse order of seniority.

Overcollateralization
Amount:                                    The “Overcollateralization Amount” is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Certificates and Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately [2.50]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Required Overcollateralization Target, Excess Cashflow, if any, will be directed to build the Overcollateralization Amount until the Required Overcollateralization Target is reached.

Required
Overcollateralization
Target:                                       On any Distribution Date, the “Required Overcollateralization Target” is equal to:

(i)	prior to the Stepdown Date, [2.50]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and
(ii)	on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:
(a)	[5.00]% of the current principal balance of the Mortgage Loans;
(b)	0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”), and
(iii)	during the occurrence and continuation of a Trigger Event, the Required Overcollateralization Target as of the previous Distribution Date.

Stepdown Date:                        The earlier to occur of

(i)       the Distribution Date following the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero and

(ii)      the later to occur of

(x)      the Distribution Date occurring in January 2010 and

(y)      the first Distribution Date on which the Credit Enhancement Percentage with respect to the Senior Certificates is greater than or equal to [51.60]%.

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for a Distribution Date and any Certificate is equal to (i) the sum of (a) the aggregate principal balance of the Certificates subordinate to such Certificate and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Delinquency Trigger Event:
A “Delinquency Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if the 60+ delinquency percentage exceeds [31.00]% of the current Credit Enhancement Percentage of the Senior Certificates.

Loss Trigger Event:
A “Loss Trigger Event” is in effect any Distribution Date, if the cumulative realized losses for the related Distribution Date as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Percentage
January 2009 - December 2009	[1.50]% for the first month plus an additional 1/12th of [1.85]% for each month thereafter
January 2010 - December 2010	[3.35]% for the first month plus an additional 1/12th of [1.90]% for each month thereafter
January 2011 - December 2011	[5.25]% for the first month plus an additional 1/12th of [1.50]% for each month thereafter
January 2012 - December 2012	[6.75]% for the first month plus an additional 1/12th of [0.85]% for each month thereafter
January 2013 - December 2013	[7.60]% for the first month plus an additional 1/12th of [0.05]% for each month thereafter
January 2014 and thereafter	[7.65]%

Trigger Event:                          A “Trigger Event” is in effect with respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by Excess Cashflow, second, by Net Swap Payments received under the Interest Rate Swap Agreement, third to amounts received pursuant to the Interest Rate Cap Agreement and the cap allocation agreement and fourth, by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-9 Certificates, second to the Class M-8 Certificates, third to the M-7 Certificates, fourth to the Class M-6 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-4 Certificates, seventh to the Class M-3 Certificates, eighth to the Class M-2 Certificates and ninth to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Senior Certificates.

Class A-1 Allocation
Percentage:                              The “Class A-1 Allocation Percentage for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of the A-1 Certificates and the denominator of which is the aggregate Class Principal Balance of the Senior Certificates.

Class A-2 Allocation
Percentage:                              The “Class A-2 Allocation Percentage for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of the Class A-2 Certificates and the denominator of which is the aggregate Class Certificate Balance of the Senior Certificates.

Priority of
Distributions:                           Available funds from the Mortgage Loans will be distributed as follows:

1)    Interest funds, net of servicing, custodial, trustee fees and credit risk manager fees, Net Swap Payments owed to the Swap Provider, if any, as follows: first, to pay monthly interest plus any previously unpaid interest pro-rata to the Senior Certificates, second, to pay monthly interest to the Class M-1 Certificates, third, monthly interest to the Class M-2 Certificates, fourth, monthly interest to the Class M-3 Certificates, fifth, monthly interest to the Class M-4 Certificates, sixth, monthly interest to the Class M-5 Certificates, seventh, monthly interest to the Class M-6 certificates, eighth, monthly interest to the Class M-7 Certificates, ninth, monthly interest to the Class M-8 Certificates and tenth, monthly interest to the Class M-9 Certificates.

2)    Principal funds, as follows: monthly principal to the Senior Certificates, as described under "Principal Paydown", then monthly principal sequentially to the Class M-1, Class M-2 and Class M-3 Certificates as described under "Principal Paydown", then monthly principal to the Class M-4 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-5 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-6 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-7 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-8 Certificates as described under “Principal Paydown” and then monthly principal to the Class M-9 Certificates as described under “Principal Paydown”.

3)    Excess Cashflow as follows: as principal to the Certificates to build the Overcollateralization Amount as described under "Principal Paydown" in the order of priority described below, then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates and then any unpaid applied Realized Loss amount to the Class M-9 Certificates.

4)    From the proceeds of the Basis Risk Cap Agreement, to pay any Net WAC Rate Carryover Amount pro rata based on the aggregate principal balance of the Certificates.

5)    To the extent available, any remaining Excess Cashflow to pay any remaining Net WAC Rate Carryover Amount, first pro rata to the Senior Certificates, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates and then to the Class M-9 Certificates.

6)    Any remaining Excess Cashflow to the holders of certain non-offered classes of certificates as described in the pooling agreement (including any Swap Termination payment owed to the Swap Provider due to a Swap trigger event pursuant to the Interest Rate Swap Agreement .)

Principal Paydown:	Principal allocated to the Senior Certificates will be distributed as follows:
a) to the Class A-1 Certificates, the product of the Class A-1 Allocation Percentage and the principal allocated to the Senior Certificates and
b) to the Class A-2 Certificates, the product of the Class A-2 Allocation Percentage and principal allocated to Senior Certificates.

Principal allocated to the Class A-2 Certificates will be distributed sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the aggregate principal balance thereof has been reduced to zero. However, if all the Subordinate Certificates are written down to zero, the related share of the principal allocable to the Senior Certificates will be distributed pro-rata, based on the current certificate principal balance until their certificate principal balances are paid to zero.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority, in each case until the respective certificates have been retired: 1) Class M-1 Certificates, 2) Class M-2 Certificates, 3) Class M-3 Certificates, 4) Class M-4 Certificates, 5) Class M-5 Certificates, 6) Class M-6 Certificates, 7) Class M-7 Certificates, 8) Class M-8 Certificates and 9) Class M-9 Certificates.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates such that the Senior Certificates will have at least [51.60]% credit enhancement, second to the Class M-1, Class M-2 and Class M-3 Certificates, sequentially, such that the Class M-1, Class M-2 and Class M-3 Certificates will have at least [25.70]% credit enhancement, third to the Class M-4 Certificates such that the Class M-4 Certificates will have at least [18.70]% credit enhancement, fourth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least [15.20]% credit enhancement, fifth to the Class M-6 Certificates such that the Class M-6 Certificates will have at least [11.90]% credit enhancement, sixth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least [8.90]% credit enhancement, seventh to the Class M-8 Certificates such that the Class M-8 Certificates will have at least [7.00]% credit enhancement and eighth, to the Class M-9 Certificates such that the Class M-9 Certificates will have at least [5.00]% credit enhancement, (subject, in each case, to any overcollateralization floors).

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:
(i)	the net swap payments owed to the Swap Provider for such Distribution Date,
(ii)	any net swap payments received from the Swap Provider for such Distribution Date,
(iii)	any termination payment not due to a Swap Provider trigger event.

On each Distribution Date, funds deposited into the Swap Account for payment to the Swap Provider will be distributed in the following order of priority:

(i)       to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

(ii)      to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider trigger event pursuant to the Interest Rate Swap Agreement ;

On each Distribution Date, following the distribution of Excess Cashflow payments and any net swap payments received from the Swap Provider shall be distributed from the Swap Account as follows:

(i)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iii)
to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Cap
Account:	Funds deposited into Cap Account on a Distribution Date will include:
(i)	the payments received by the Cap Provider for such Distribution Date pursuant to a cap allocation agreement.

On each Distribution Date, following the distribution of Excess Cashflow funds will be deposited into the Swap Account, and payments made pursuant to the Interest Rate Cap Agreement shall be distributed from the Cap Account as follows:

(i)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest including any accrued unpaid interest from prior Distribution Dates,

(iii)
to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Interest Rate Cap Agreement Schedule
Period	Effective Notional Schedule ($)	Cap Strike (%)	Cap Ceiling (%)
1	0.00	N/A	N/A
2	0.00	N/A	N/A
3	0.00	N/A	N/A
4	0.00	N/A	N/A
5	0.00	N/A	N/A
6	0.00	N/A	N/A
7	0.00	N/A	N/A
8	0.00	N/A	N/A
9	0.00	N/A	N/A
10	0.00	N/A	N/A
11	0.00	N/A	N/A
12	6,198,257.91	5.250000	9.000000
13	5,966,635.09	5.250000	9.000000
14	5,753,240.38	5.250000	9.000000
15	5,761,224.91	5.250000	9.000000
16	5,611,326.49	5.250000	9.000000
17	5,984,625.64	5.250000	9.000000
18	6,072,340.07	5.250000	9.000000
19	8,080,641.95	5.250000	9.000000
20	13,596,312.75	5.250000	9.000000
21	42,396,224.26	5.250000	9.000000
22	145,312,345.91	5.250000	9.000000
23	417,260,250.43	5.250000	9.000000
24	374,450,366.13	5.250000	9.000000
25	335,226,025.47	5.250000	9.000000
26	305,029,439.63	5.250000	9.000000
27	290,514,847.93	5.250000	9.000000
28	276,802,899.84	5.250000	9.000000
29	263,737,126.33	5.250000	9.000000
30	251,287,114.83	5.250000	9.000000
31	239,632,531.19	5.250000	9.000000
32	228,463,090.46	5.250000	9.000000
33	218,703,453.61	5.250000	9.000000
34	210,981,275.04	5.250000	9.000000
35	203,642,264.49	5.250000	9.000000
36	194,024,348.38	5.250000	9.000000
37	184,859,911.54	5.250000	9.000000
38	176,127,601.72	5.250000	9.000000
39	167,807,072.64	5.250000	9.000000
40	159,878,931.64	5.250000	9.000000
41	152,324,704.49	5.250000	9.000000
42	145,126,776.76	5.250000	9.000000
43	138,268,367.38	5.250000	9.000000
44	131,733,484.70	5.250000	9.000000
45	125,506,889.44	5.250000	9.000000
46	119,574,059.31	5.250000	9.000000
47	113,921,155.28	5.250000	9.000000
48	108,534,989.51	5.250000	9.000000
49	103,402,994.71	5.250000	9.000000
50	98,513,194.98	5.250000	9.000000
51	93,854,177.97	5.250000	9.000000
52	89,415,068.48	5.250000	9.000000
53	85,185,503.08	5.250000	9.000000
54	81,155,606.16	5.250000	9.000000
55	77,315,963.12	5.250000	9.000000
56	73,657,571.17	5.250000	9.000000
57	70,171,852.58	5.250000	9.000000
58	66,850,309.99	5.250000	9.000000
59	63,684,264.99	5.250000	9.000000
60	60,663,825.95	5.250000	9.000000
61	0.00	N/A	N/A

Interest Rate Swap Agreement Schedule
Period	Effective Notional Schedule ($)	Swap Strike (%)
1	N/A	N/A
2	N/A	N/A
3	N/A	N/A
4	N/A	N/A
5	N/A	N/A
6	N/A	N/A
7	N/A	N/A
8	N/A	N/A
9	N/A	N/A
10	N/A	N/A
11	N/A	N/A
12	950,917,784.68	5.250000
13	915,333,210.99	5.250000
14	881,091,257.02	5.250000
15	847,923,156.40	5.250000
16	816,172,092.93	5.250000
17	785,063,405.10	5.250000
18	755,384,810.99	5.250000
19	724,707,781.91	5.250000
20	691,140,562.65	5.250000
21	632,867,058.54	5.250000
22	492,825,348.34	5.250000
23	163,282,950.88	5.250000
24	154,573,035.30	5.250000
25	148,982,334.12	5.250000
26	143,909,704.14	5.250000
27	139,299,298.10	5.250000
28	134,846,638.79	5.250000
29	130,545,822.72	5.250000
30	126,391,190.67	5.250000
31	122,168,667.89	5.250000
32	118,155,743.94	5.250000
33	113,396,456.38	5.250000
34	107,233,497.46	5.250000
35	101,292,978.49	5.250000
36	98,209,707.86	5.250000
37	95,224,734.32	5.250000
38	92,334,669.23	5.250000
39	89,536,253.95	5.250000
40	86,826,354.26	5.250000
41	84,201,954.99	5.250000
42	81,660,154.97	5.250000
43	79,198,162.17	5.250000
44	76,813,289.08	5.250000
45	74,502,948.32	5.250000
46	72,264,648.43	5.250000
47	70,095,989.91	5.250000
48	67,994,661.38	5.250000
49	65,958,435.92	5.250000
50	63,985,167.67	5.250000
51	62,072,788.47	5.250000
52	60,219,304.68	5.250000
53	58,422,794.26	5.250000
54	56,681,403.77	5.250000
55	54,993,345.72	5.250000
56	53,356,895.89	5.250000
57	51,770,390.85	5.250000
58	50,232,225.54	5.250000
59	48,740,430.50	5.250000
60	47,293,875.25	5.250000
61	N/A	N/A
Basis Risk Cap Agreement Schedule
Period	Effective Notional Schedule ($)	Cap Strike (%)	Cap Ceiling (%)
1	$0	N/A	N/A
2	$1,223,053,992.00	7.950160	10.500000
3	$1,210,175,240.00	8.800860	10.500000
4	$1,194,641,529.00	7.948100	10.500000
5	$1,176,479,059.00	8.211880	10.500000
6	$1,155,733,885.00	7.945780	10.500000
7	$1,132,468,000.00	8.209340	10.500000
8	$1,106,773,739.00	7.943180	10.500000
9	$1,078,742,595.00	7.945430	10.500000
10	$1,048,703,218.00	8.216420	10.500000
11	$1,017,633,313.00	7.953020	10.500000
12	0.00	N/A	N/A

Mortgage Loan Statistics
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,264,889,622	$308	$1,470,000
Average Scheduled Principal Balance	$145,708
Number of Mortgage Loans	8,681

Weighted Average Gross Coupon	8.728%	5.375%	13.125%
Weighted Average FICO Score	621	500	816
Weighted Average Combined Original LTV	84.35%	7.50%	100.00%
Weighted Average CLTV w/ Silent 2nds	87.33%	7.50%	100.00%
Weighted Average Debt Ratio	42.32%	1.92%	67.62%

Weighted Average Original Term	353 months	120 months	360 months
Weighted Average Stated Remaining Term	350 months	118 months	359 months
Weighted Average Seasoning	3 months	1 month	20 months

Weighted Average Gross Margin	5.666%	2.165%	8.986%
Weighted Average Minimum Interest Rate	6.000%	2.500%	11.575%
Weighted Average Maximum Interest Rate	14.628%	11.375%	18.950%
Weighted Average Initial Rate Cap	2.991%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.008%	1.000%	2.000%
Weighted Average Months to Roll	22 months	8 months	34 months

Maturity Date		Oct 1 2016	Nov 1 2036
Maximum Zip Code Concentration	0.21%	95757

ARM	78.59%	Cash Out Refinance	45.72%
Fixed Rate	21.41%	Purchase	47.28%
		Rate/Term Refinance	7.00%
1 YR CMT	0.59%
2/28 6 MO LIBOR	64.67%	Condo High-Rise	0.55%
2/28 6 MO LIBOR IO	10.83%	Condo Low-Rise	5.08%
3/27 6 MO LIBOR	2.30%	PUD	1.75%
3/27 6 MO LIBOR IO	0.20%	Single Family Detached	88.05%
Fixed Rate	14.83%	Two-Four Family	4.58%
Fixed Rate 15/30 Balloon	3.11%
Fixed Rate 40/30 Balloon	3.27%	Investor	8.30%
Fixed Rate IO	0.19%	Primary	90.02%
		Second Home	1.68%
Interest Only	11.22%
Not Interest Only	88.78%	Top 5 States:
		California	12.67%
Prepay Penalty: N/A	28.79%	Florida	8.59%
Prepay Penalty: 10 months	0.03%	Illinois	5.28%
Prepay Penalty: 12 months	2.71%	Maryland	4.91%
Prepay Penalty: 24 months	55.46%	Texas	4.82%
Prepay Penalty: 36 months	13.02%	Top 5 Zips:
		95757	0.21%
First Lien	96.73%	85254	0.19%
Second Lien	3.27%	92223	0.17%
		20774	0.15%
Full Documentation	66.97%	21215	0.15%
Full doc w/ 12 month business bank statements	1.42%	Top 5 Cities:
Full doc w/ 12 month personal bank statements	8.53%	CHICAGO, Illinois	1.52%
Lite doc - 6 month bank statements	0.29%	BALTIMORE, Maryland	0.98%
No Documentation	0.07%	PHOENIX, Arizona	0.97%
Stated Income	22.71%	MILWAUKEE, Wisconsin	0.93%
		DETROIT, Michigan	0.76%

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	1,490	49,276,582.42	3.90%	10.869	348	88.79	615
50,000.01 - 100,000.00	2,341	174,190,676.39	13.77%	9.418	347	85.03	612
100,000.01 - 150,000.00	1,753	216,666,194.71	17.13%	8.940	347	84.39	611
150,000.01 - 200,000.00	1,177	203,652,695.64	16.10%	8.587	350	83.64	617
200,000.01 - 250,000.00	688	153,595,316.17	12.14%	8.419	351	83.34	621
250,000.01 - 300,000.00	439	119,863,755.95	9.48%	8.483	353	84.24	624
300,000.01 - 350,000.00	251	81,532,018.92	6.45%	8.320	355	83.46	628
350,000.01 - 400,000.00	146	54,627,584.35	4.32%	8.427	351	84.86	627
400,000.01 - 450,000.00	125	53,033,489.19	4.19%	8.265	356	85.69	633
450,000.01 - 500,000.00	87	41,192,464.57	3.26%	8.140	354	84.40	637
500,000.01 - 550,000.00	57	30,089,352.46	2.38%	8.296	354	87.99	648
550,000.01 - 600,000.00	33	18,883,566.89	1.49%	8.135	358	85.08	643
600,000.01 - 650,000.00	27	17,042,206.11	1.35%	8.272	344	86.55	635
650,000.01 - 700,000.00	24	16,366,446.32	1.29%	8.254	358	84.26	641
700,000.01 - 750,000.00	17	12,503,236.54	0.99%	7.693	347	79.56	640
750,000.01 - 800,000.00	7	5,477,405.67	0.43%	7.947	356	78.50	618
800,000.01 - 850,000.00	12	10,035,162.33	0.79%	8.708	343	83.11	648
850,000.01 - 900,000.00	4	3,502,788.70	0.28%	6.929	312	66.00	637
900,000.01 - 950,000.00	1	908,678.54	0.07%	7.625	358	70.00	686
950,000.01 - 1,000,000.00	1	980,000.00	0.08%	6.950	356	61.25	634
1,000,000.01+	1	1,470,000.00	0.12%	7.750	356	70.00	645
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	2	376,030.85	0.03%	5.375	358	80.00	668
5.500 - 5.999	16	6,478,625.31	0.51%	5.799	331	76.31	649
6.000 - 6.499	32	10,677,666.07	0.84%	6.286	339	75.48	667
6.500 - 6.999	275	68,737,386.55	5.43%	6.820	351	77.02	643
7.000 - 7.499	331	72,115,323.84	5.70%	7.267	351	78.51	636
7.500 - 7.999	1,179	245,187,807.42	19.38%	7.777	348	78.93	623
8.000 - 8.499	805	140,199,399.83	11.08%	8.260	349	82.29	622
8.500 - 8.999	1,707	275,404,515.02	21.77%	8.754	350	85.45	619
9.000 - 9.499	856	119,922,029.29	9.48%	9.244	353	87.92	617
9.500 - 9.999	1,262	170,498,245.17	13.48%	9.726	353	89.10	616
10.000 -10.499	450	50,721,273.02	4.01%	10.231	351	89.85	612
10.500 -10.999	682	54,387,623.39	4.30%	10.709	351	90.39	612
11.000 -11.499	269	16,924,159.33	1.34%	11.227	354	92.50	614
11.500 -11.999	258	12,719,755.79	1.01%	11.727	353	93.51	605
12.000 -12.499	258	9,762,604.56	0.77%	12.250	356	97.29	605
12.500 -12.999	249	9,140,468.57	0.72%	12.740	353	98.57	588
13.000 -13.499	50	1,636,707.86	0.13%	13.003	357	99.89	589
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	205	22,862,643.03	1.81%	9.925	352	69.54	516
525-549	489	58,312,028.38	4.61%	9.552	352	73.35	538
550-574	899	126,041,835.19	9.96%	9.008	350	80.22	564
575-599	1,689	214,681,461.99	16.97%	8.769	350	82.20	587
600-624	1,834	258,870,233.76	20.47%	8.579	351	85.93	612
625-649	1,547	257,252,331.29	20.34%	8.563	350	85.98	637
650-674	1,099	173,050,426.37	13.68%	8.605	351	87.88	660
675-699	469	80,785,457.16	6.39%	8.595	353	88.31	685
700+	424	70,976,236.49	5.61%	8.610	343	87.43	736
None	26	2,056,968.21	0.16%	9.689	353	74.23	N/A
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621

Combined Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	227	22,469,292.70	1.78%	8.502	339	38.99	583
50.00- 54.99	83	11,648,236.64	0.92%	8.175	350	52.51	596
55.00- 59.99	121	17,613,310.45	1.39%	8.347	352	57.40	585
60.00- 64.99	163	28,322,902.02	2.24%	8.095	343	62.36	602
65.00- 69.99	217	38,209,902.80	3.02%	7.997	348	67.75	598
70.00- 74.99	309	56,563,419.98	4.47%	8.194	345	72.06	595
75.00- 79.99	536	91,656,253.94	7.25%	8.276	348	77.10	608
80.00	1,872	299,402,575.69	23.67%	8.075	352	80.00	623
80.01- 84.99	242	45,881,568.02	3.63%	8.568	343	83.46	612
85.00- 89.99	795	132,165,096.80	10.45%	8.821	348	86.29	611
90.00- 94.99	1,109	186,653,362.88	14.76%	8.738	350	90.57	629
95.00- 99.99	1,306	171,056,045.82	13.52%	9.536	353	95.15	633
100.00	1,701	163,247,654.13	12.91%	9.869	356	100.00	645
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621

Total LTV (including silent 2nd)(%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	225	22,084,310.92	1.75%	8.503	338	38.92	583
50.00- 54.99	84	11,893,488.07	0.94%	8.181	350	52.31	596
55.00- 59.99	122	17,753,040.80	1.40%	8.347	352	57.29	585
60.00- 64.99	161	27,733,395.10	2.19%	8.100	342	62.39	602
65.00- 69.99	214	37,385,403.49	2.96%	8.000	349	67.75	598
70.00- 74.99	303	54,517,041.50	4.31%	8.193	346	71.95	595
75.00- 79.99	483	81,648,873.07	6.46%	8.327	346	76.76	601
80.00	789	120,477,895.69	9.52%	8.443	349	80.00	608
80.01- 84.99	244	46,644,736.61	3.69%	8.525	343	83.30	613
85.00- 89.99	782	132,009,829.12	10.44%	8.804	347	86.22	611
90.00- 94.99	1,137	193,849,641.26	15.33%	8.698	350	89.97	629
95.00- 99.99	1,417	191,963,184.51	15.18%	9.359	353	93.51	633
100.00	2,720	326,928,781.73	25.85%	8.861	355	90.05	639
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	1	53,083.99	0.00%	10.320	118	80.00	581
180	405	49,807,907.32	3.94%	8.477	177	79.93	628
240	9	878,082.09	0.07%	9.469	237	83.79	588
360	8,266	1,214,150,548.47	95.99%	8.738	357	84.53	621
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	1	53,083.99	0.00%	10.320	118	80.00	581
121-180	405	49,807,907.32	3.94%	8.477	177	79.93	628
181-240	9	878,082.09	0.07%	9.469	237	83.79	588
301-360	8,266	1,214,150,548.47	95.99%	8.738	357	84.53	621
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	711	53,563,710.37	4.23%	9.682	346	87.54	625
20.01 -25.00	520	45,996,224.93	3.64%	9.215	347	84.15	619
25.01 -30.00	678	72,563,358.19	5.74%	8.999	348	83.42	615
30.01 -35.00	824	108,272,591.00	8.56%	8.800	348	83.59	621
35.01 -40.00	1,119	160,748,848.87	12.71%	8.734	349	83.10	621
40.01 -45.00	1,330	205,119,257.41	16.22%	8.721	350	84.13	623
45.01 -50.00	1,601	270,343,270.07	21.37%	8.709	351	84.57	623
50.01 -55.00	1,748	318,827,462.51	25.21%	8.487	353	84.91	620
55.01 -60.00	137	28,356,376.59	2.24%	8.083	351	84.25	621
60.01+	13	1,098,521.93	0.09%	8.940	351	80.88	606
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	5,858	994,050,369.17	78.59%	8.624	358	84.72	621
Fixed Rate	2,823	270,839,252.70	21.41%	9.109	324	82.99	623
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1 YR CMT	32	7,503,020.13	0.59%	8.795	357	77.01	599
2/28 6 MO LIBOR	5,134	817,997,071.33	64.67%	8.695	358	85.30	617
2/28 6 MO LIBOR IO	470	136,974,297.38	10.83%	8.140	358	82.16	643
3/27 6 MO LIBOR	213	29,068,201.01	2.30%	8.940	357	82.70	613
3/27 6 MO LIBOR IO	9	2,507,779.32	0.20%	7.760	357	80.79	682
Fixed Rate	2,324	187,606,114.29	14.83%	9.389	347	83.62	623
Fixed Rate 15/30 Balloon	263	39,359,643.68	3.11%	8.451	177	82.19	629
Fixed Rate 40/30 Balloon	224	41,418,365.97	3.27%	8.501	358	80.77	621
Fixed Rate IO	12	2,455,128.76	0.19%	8.552	357	85.23	637
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	491	141,937,205.46	11.22%	8.140	358	82.18	643
Not Interest Only	8,190	1,122,952,416.41	88.78%	8.802	349	84.62	618
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621

Prepayment Penalty Original Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	2,854	364,194,411.72	28.79%	9.241	353	85.55	627
Prepay Penalty: 10 months	1	318,676.60	0.03%	8.250	356	90.00	637
Prepay Penalty: 12 months	167	34,254,307.46	2.71%	8.731	351	83.38	619
Prepay Penalty: 24 months	4,350	701,472,916.57	55.46%	8.492	355	84.60	619
Prepay Penalty: 36 months	1,309	164,649,309.52	13.02%	8.601	323	80.81	620
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	7,620	1,223,533,177.68	96.73%	8.625	350	83.85	621
Second Lien	1,061	41,356,444.19	3.27%	11.775	356	99.11	628
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	6,579	847,075,710.02	66.97%	8.711	349	83.52	607
Full doc w/ 12 month business bank statements	65	17,967,063.75	1.42%	7.943	347	81.65	620
Full doc w/ 12 month personal bank statements	573	107,880,765.49	8.53%	8.228	349	79.99	619
Lite doc - 6 month bank statements	21	3,712,584.12	0.29%	8.517	354	70.51	591
No Documentation	4	947,036.71	0.07%	8.948	358	88.46	695
Stated Income	1,439	287,306,461.78	22.71%	9.019	355	88.75	665
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	3,464	578,363,722.81	45.72%	8.524	347	79.58	611
Purchase	4,636	598,021,420.16	47.28%	8.897	354	89.00	634
Rate/Term Refinance	581	88,504,478.90	7.00%	8.921	348	84.02	607
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condo High-Rise	20	6,916,697.34	0.55%	8.621	358	76.39	629
Condo Low-Rise	417	64,267,036.91	5.08%	8.594	355	86.09	627
PUD	151	22,098,198.11	1.75%	9.216	346	86.17	622
Single Family Detached	7,782	1,113,686,100.40	88.05%	8.721	350	84.23	620
Two-Four Family	311	57,921,589.11	4.58%	8.834	348	84.96	644
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	863	104,937,550.60	8.30%	9.362	353	86.83	660
Primary	7,713	1,138,693,260.63	90.02%	8.670	350	84.12	617
Second Home	105	21,258,810.64	1.68%	8.725	352	83.98	647
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	139	13,208,856.41	1.04%	9.069	345	87.46	617
Alaska	47	7,743,360.76	0.61%	8.577	358	84.77	617
Arizona	278	59,317,209.17	4.69%	8.351	352	81.76	625
Arkansas	45	3,834,380.68	0.30%	9.126	344	91.12	627
California	513	160,314,127.33	12.67%	8.046	354	80.06	631
Colorado	165	26,284,239.68	2.08%	8.666	344	86.70	632
Connecticut	35	7,467,119.70	0.59%	8.636	346	84.14	616
Delaware	53	8,950,436.66	0.71%	8.544	358	86.80	617
District of Columbia	23	5,447,219.54	0.43%	8.469	356	74.56	610
Florida	593	108,615,990.20	8.59%	8.704	355	85.81	626
Georgia	337	46,341,956.16	3.66%	8.935	349	86.26	618
Hawaii	7	2,212,584.21	0.17%	8.517	357	84.58	634
Idaho	56	6,801,380.25	0.54%	8.827	346	83.29	620
Illinois	458	66,757,252.31	5.28%	9.052	349	86.26	622
Indiana	307	25,538,335.61	2.02%	9.191	353	85.97	611
Iowa	169	12,915,353.10	1.02%	9.402	355	87.31	614
Kansas	98	8,592,944.45	0.68%	9.210	346	87.77	613
Kentucky	76	7,733,977.75	0.61%	8.973	353	86.98	612
Louisiana	134	13,040,165.32	1.03%	8.950	351	85.27	610
Maine	23	3,298,285.19	0.26%	8.507	350	82.94	612
Maryland	321	62,165,097.45	4.91%	8.343	349	80.75	611
Massachusetts	77	16,541,494.55	1.31%	8.523	355	80.72	618
Michigan	363	36,837,144.47	2.91%	9.263	349	87.96	618
Minnesota	196	26,430,200.02	2.09%	8.808	349	84.82	614
Mississippi	121	10,866,781.57	0.86%	9.156	347	85.98	610
Missouri	274	27,747,040.90	2.19%	9.158	353	86.71	615
Montana	43	3,986,815.48	0.32%	9.287	349	85.48	607
Nebraska	114	9,913,150.02	0.78%	9.387	352	85.22	619
Nevada	107	22,403,535.56	1.77%	8.421	353	82.59	628
New Hampshire	18	2,595,251.71	0.21%	8.608	358	83.29	617
New Jersey	174	41,548,510.01	3.28%	8.724	354	81.32	615
New Mexico	54	6,511,172.26	0.51%	9.181	358	82.01	616
New York	249	46,941,603.16	3.71%	8.616	355	82.83	625
North Carolina	210	22,247,800.32	1.76%	9.076	355	87.29	620
North Dakota	23	1,737,722.69	0.14%	9.460	355	85.87	588
Ohio	340	33,697,862.79	2.66%	9.084	339	88.23	614
Oklahoma	107	7,266,346.97	0.57%	9.357	334	86.41	617
Oregon	58	11,074,522.73	0.88%	8.229	338	82.77	638
Pennsylvania	433	42,179,746.47	3.33%	9.202	352	85.34	613
Rhode Island	4	952,392.24	0.08%	8.242	358	84.40	617
South Carolina	140	14,377,105.88	1.14%	9.193	349	85.31	614
South Dakota	25	1,818,231.14	0.14%	9.736	357	84.00	586
Tennessee	205	20,168,909.40	1.59%	8.925	350	86.65	612
Texas	524	60,995,841.12	4.82%	8.974	345	85.91	628
Utah	46	8,887,575.83	0.70%	8.451	355	86.13	631
Vermont	3	297,579.58	0.02%	8.654	357	85.61	616
Virginia	247	41,222,798.30	3.26%	8.432	350	84.02	620
Washington	160	30,092,681.94	2.38%	8.528	346	85.13	629
West Virginia	76	6,433,542.83	0.51%	8.932	356	85.95	599
Wisconsin	388	49,687,130.65	3.93%	9.043	338	86.13	621
Wyoming	25	2,848,859.35	0.23%	9.197	358	88.17	612
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	1	106,174.40	0.01%	7.775	357	78.24	643
2.500 - 2.999	6	1,280,394.73	0.13%	7.755	357	70.96	649
3.000 - 3.499	2	833,910.00	0.08%	7.572	357	85.40	701
3.500 - 3.999	34	9,256,467.69	0.93%	6.777	356	78.38	669
4.000 - 4.499	327	70,374,820.38	7.08%	7.354	358	78.01	638
4.500 - 4.999	831	153,243,760.19	15.42%	7.779	358	78.45	627
5.000 - 5.499	872	164,694,541.11	16.57%	8.088	358	80.16	617
5.500 - 5.999	901	168,837,908.99	16.98%	8.667	358	86.09	620
6.000 - 6.499	1,022	162,866,237.69	16.38%	8.984	358	89.04	619
6.500 - 6.999	1,599	222,950,791.60	22.43%	9.617	358	90.09	614
7.000 - 7.499	157	21,914,375.85	2.20%	9.498	357	88.47	618
7.500 - 7.999	78	13,093,679.69	1.32%	9.666	357	86.12	609
8.000 - 8.499	24	4,147,774.23	0.42%	10.102	357	90.34	621
8.500 - 8.999	4	449,532.62	0.05%	9.715	356	88.48	628
Total	5,858	994,050,369.17	100.00%	8.624	358	84.72	621

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	6	1,280,394.73	0.13%	7.755	357	70.96	649
3.000 - 3.499	2	833,910.00	0.08%	7.572	357	85.40	701
3.500 - 3.999	30	8,031,195.54	0.81%	6.769	356	78.38	666
4.000 - 4.499	305	65,061,011.41	6.55%	7.314	358	77.90	638
4.500 - 4.999	787	144,909,778.94	14.58%	7.755	358	78.34	627
5.000 - 5.499	788	146,635,008.10	14.75%	8.045	358	79.78	616
5.500 - 5.999	784	148,517,447.68	14.94%	8.639	358	85.95	620
6.000 - 6.499	903	143,553,847.48	14.44%	8.973	358	89.21	618
6.500 - 6.999	1,474	207,579,345.56	20.88%	9.595	358	90.41	615
7.000 - 7.499	89	13,137,235.07	1.32%	9.161	357	89.34	635
7.500 - 7.999	89	17,974,611.34	1.81%	8.105	357	79.52	630
8.000 - 8.499	75	17,219,366.69	1.73%	8.385	357	84.87	623
8.500 - 8.999	154	25,340,871.48	2.55%	8.774	357	85.49	619
9.000 - 9.499	110	17,080,699.21	1.72%	9.240	356	87.46	609
9.500 - 9.999	152	23,758,969.88	2.39%	9.746	357	89.05	617
10.000 -10.499	50	6,830,512.06	0.69%	10.218	357	86.58	610
10.500 -10.999	45	4,837,031.81	0.49%	10.740	357	83.49	586
11.000 -11.499	11	1,182,030.41	0.12%	11.133	357	84.48	598
11.500 -11.999	4	287,101.78	0.03%	11.518	357	90.86	589
Total	5,858	994,050,369.17	100.00%	8.624	358	84.72	621

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.000 -11.499	2	376,030.85	0.04%	5.375	358	80.00	668
11.500 -11.999	14	5,075,751.35	0.51%	5.771	356	78.42	628
12.000 -12.499	27	8,697,011.92	0.87%	6.279	357	76.18	652
12.500 -12.999	229	58,832,509.07	5.92%	6.818	357	77.12	640
13.000 -13.499	261	57,921,613.02	5.83%	7.271	358	79.62	635
13.500 -13.999	903	194,769,543.95	19.59%	7.776	358	79.77	621
14.000 -14.499	606	111,037,521.80	11.17%	8.255	357	83.24	621
14.500 -14.999	1,314	223,453,813.94	22.48%	8.750	358	86.29	619
15.000 -15.499	643	97,401,554.22	9.80%	9.243	357	88.76	618
15.500 -15.999	989	144,091,583.11	14.50%	9.719	357	89.92	618
16.000 -16.499	332	41,975,121.10	4.22%	10.229	357	90.47	613
16.500 -16.999	366	37,162,722.50	3.74%	10.683	358	89.98	604
17.000 -17.499	88	8,078,163.32	0.81%	11.192	358	89.32	586
17.500 -17.999	68	4,232,631.11	0.43%	11.669	357	87.72	573
18.000 -18.499	9	537,364.33	0.05%	12.243	358	79.60	541
18.500 -18.999	7	407,433.58	0.04%	12.620	357	80.38	536
Total	5,858	994,050,369.17	100.00%	8.624	358	84.72	621

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000	39	8,522,523.91	0.86%	8.705	357	76.77	598
2.750	1	231,854.65	0.02%	9.500	357	90.00	573
3.000	5,818	985,295,990.61	99.12%	8.623	358	84.78	621
Total	5,858	994,050,369.17	100.00%	8.624	358	84.72	621

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	5,822	986,119,829.26	99.20%	8.623	358	84.78	621
1.500	3	619,601.06	0.06%	8.481	355	70.50	580
2.000	33	7,310,938.85	0.74%	8.830	357	77.02	596
Total	5,858	994,050,369.17	100.00%	8.624	358	84.72	621

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/01/07	6	2,099,780.44	0.21%	7.407	350	74.18	575
09/01/07	19	4,716,326.56	0.47%	8.709	357	79.56	614
10/01/07	11	1,857,873.29	0.19%	9.099	357	71.46	571
11/01/07	2	117,881.97	0.01%	7.760	347	80.00	583
12/01/07	1	40,575.08	0.00%	11.500	348	85.00	N/A
12/28/07	1	59,660.19	0.01%	9.700	349	80.00	N/A
02/01/08	2	456,452.38	0.05%	9.457	350	71.35	582
03/01/08	2	192,184.06	0.02%	7.620	351	93.73	714
04/01/08	5	1,236,925.11	0.12%	8.135	352	80.37	639
05/01/08	6	791,221.91	0.08%	9.294	353	81.67	554
06/01/08	23	4,841,449.54	0.49%	8.066	354	80.42	619
07/01/08	76	12,831,555.96	1.29%	8.643	355	85.01	626
07/07/08	1	107,739.79	0.01%	8.580	356	100.00	648
07/12/08	2	220,201.09	0.02%	8.050	356	73.96	684
07/13/08	1	191,424.67	0.02%	7.500	356	80.00	634
07/14/08	1	49,894.88	0.01%	9.240	356	71.43	664
07/17/08	1	171,619.14	0.02%	8.990	356	80.00	549
07/18/08	2	294,503.41	0.03%	8.681	356	84.25	586
07/21/08	1	79,457.06	0.01%	9.990	356	80.00	519
08/01/08	342	63,243,750.25	6.36%	8.752	356	85.69	625
08/04/08	1	114,744.60	0.01%	9.950	357	100.00	684
08/07/08	3	539,485.71	0.05%	8.570	357	85.56	638
08/08/08	1	285,641.97	0.03%	8.190	357	90.00	606
08/10/08	2	306,585.09	0.03%	10.035	357	74.50	602
08/14/08	1	192,000.00	0.02%	7.990	357	80.00	628
08/15/08	2	219,810.10	0.02%	8.757	357	89.06	625
08/28/08	1	211,524.10	0.02%	7.490	357	80.00	630
09/01/08	1,352	231,471,374.88	23.29%	8.700	357	85.51	627
09/02/08	1	86,902.80	0.01%	8.910	358	93.55	642
09/05/08	1	67,929.60	0.01%	9.275	358	85.00	590
09/06/08	1	203,769.23	0.02%	8.850	358	80.00	631
09/07/08	1	83,520.44	0.01%	9.675	358	95.00	643
09/08/08	2	262,397.52	0.03%	9.194	358	93.50	569
09/12/08	2	778,062.49	0.08%	8.823	358	79.78	621
09/13/08	3	237,396.30	0.02%	9.176	358	89.10	613
09/18/08	1	76,416.46	0.01%	9.020	358	90.00	581
09/19/08	1	110,078.91	0.01%	8.990	358	95.00	611
09/21/08	1	102,803.59	0.01%	9.750	358	83.66	526
10/01/08	3,720	628,230,120.50	63.20%	8.576	358	84.59	618
11/01/08	35	5,349,969.04	0.54%	8.699	359	85.59	608
06/01/09	5	946,574.08	0.10%	8.958	354	82.05	632
07/01/09	4	672,355.64	0.07%	9.209	355	82.68	590
07/05/09	2	210,957.60	0.02%	9.279	356	93.13	597
07/14/09	1	139,414.74	0.01%	10.290	356	95.00	572
08/01/09	42	4,502,604.53	0.45%	9.045	356	81.29	623
09/01/09	90	12,427,297.44	1.25%	9.104	357	81.45	608
09/06/09	1	99,662.61	0.01%	10.065	358	95.00	727
09/14/09	1	61,322.77	0.01%	10.670	358	95.00	571
10/01/09	75	12,459,169.65	1.25%	8.447	358	83.72	628
Total	5,858	994,050,369.17	100.00%	8.624	358	84.72	621

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	8,190	1,122,952,416.41	88.78%	8.802	349	84.62	618
60	491	141,937,205.46	11.22%	8.140	358	82.18	643
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent Second	7,453	1,061,698,555.68	83.94%	8.889	350	85.18	619
Silent Second	1,228	203,191,066.19	16.06%	7.885	353	79.99	632
Total	8,681	1,264,889,621.87	100.00%	8.728	350	84.35	621